Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com
Press Release

Photronics Appoints New Board Member

BROOKFIELD, Connecticut December 18, 2024 Photronics, Inc. (Nasdaq: PLAB), a worldwide leader in photomask technologies and solutions, announced today the appointment of David Garcia to the company’s Board of Directors on December 12, 2024. This election expands Board  membership to nine members, seven of whom are independent.

Mr. Garcia is currently a strategic advisor and previously spent approximately 30 years practicing law, most recently at Holland & Hart after starting his career at Wilson Sonsini Goodrich & Rosati and Venture Law Group. His extensive experience spans mergers & acquisitions, venture capital financing transactions and securities offerings.  He has counseled both publicly and privately held companies in their corporate and governance affairs and has additional experience in structuring corporate partnering transactions and technology development, distribution and licensing arrangements.

“We welcome David to the Photronics Board of Directors,” said Constantine (“Deno”) Macricostas,  chairman. “His extensive experience in financings, M&A, and other securities transactions will be valuable as the company evaluates a variety of business development opportunities.”

Mr. Garcia received an A.B. in Sociology with a concentration in organizational behavior from Stanford University in 1989, and a J.D., cum laude, from Harvard Law School in 1992.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.